John Hancock Funds, LLC 601 Congress Street Boston, MA 02210-2805

June 23, 2016

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Focused High Yield Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Emerging Markets Equity Fund

John Hancock Enduring Assets Fund

John Hancock ESG All Cap Core Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Focused Strategies Fund

John Hancock Global Real Estate Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

APPENDIX B

Fund	Class A	Class B	Class C	Class R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2017
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2017
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/28/2018[1]
Emerging Markets Equity Fund	N/A	N/A	N/A	0.15%	2/28/2017
Fundamental Large Cap Core Fund	N/A	N/A	N/A	0.15%	2/28/2017
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2017[2]
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2017[3]
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2017[4]
Income Fund	N/A	N/A	N/A	0.15%	9/30/2017[2]
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2017[2]
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2017[4]
Money Market Fund	0.15%	N/A	N/A	N/A	7/31/2017[5]

1 At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the waiver and limit of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of Disciplined Value International Fund to February 28, 2018, effective upon the current expiration date of February 28, 2017.

2 At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class R4 shares of Bond Fund, Income Fund and Investment Grade Bond Fund to September 30, 2017, each effective upon the current expiration date of September 30, 2016.

3 At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class B and Class C shares of California Tax-Free Income Fund to September 30, 2017, each effective upon the current expiration date of September 30, 2016.

4 At the June 20-23, 2016 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the waivers and limits of the Rule 12b-1 distribution fees and/or service fees for Class A, Class B and Class C shares of High Yield Municipal Bond Fund and Tax-Free Bond Fund to September 30, 2017, each effective upon the current expiration date of September 30, 2016.

5 At the March 8-10, 2016 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution and service fees of Class A shares of Money Market Fund to July 31, 2017, effective upon the current expiration date of July 31, 2016.